UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On January 6, 2014, WellCare Health Plans, Inc. (“WellCare”) received the executed Amendment #1 (the “Amendment”) to its Amended and Restated Managed Care Contract (the “Amended and Restated Kentucky Medicaid Contract”) between the Commonwealth of Kentucky, Finance and Administration Cabinet (the “Cabinet”), on behalf of its Department for Medicaid Services (the “Department”) and WellCare Health Insurance Company of Kentucky, Inc. (f/k/a WellCare Health Insurance of Illinois, Inc.) d/b/a WellCare of Kentucky, Inc. (“WCKY”), a wholly-owned subsidiary of WellCare. The Amendment revises both the Amended and Restated Kentucky Medicaid Contract, which applies to Kentucky Medicaid Managed Care Regions 1, 2, 4, 5, 6, 7 and 8, and the separate contract pursuant to which WCKY serves Kentucky Medicaid Managed Care Region 3. The Amendment is effective as of January 1, 2014.
The Amendment effects certain revisions to the Amended and Restated Kentucky Medicaid Contract related to the requirements of the Affordable Care Act (the “ACA”). Among other things the Amendment:

•
Revises the health care services that are covered for the plan’s members as of January 1, 2014, including by adding substance abuse disorder services, private duty nursing services and allergy treatment for adults and expanding covered physical therapy, speech therapy and occupational therapy services;

•	Adjusts the rates payable to WCKY in consideration of the change in covered services;

•
Provides for the reimbursement to WCKY of the fee imposed on entities engaged in the business of providing health insurance that will become payable beginning in 2014 under Section 9010 of the ACA, with such reimbursement to incorporate the impact of the fee not being allowable as a deduction for purposes of determining federal and state income taxes;

•	Expands the scope of professionals whose services are covered under the Amended and Restated Kentucky Medicaid Contract, particularly with respect to behavioral health;

•	Requires WCKY to include mental health and substance abuse screenings as part of its health risk assessment of new members; and

•	Requires WCKY to provide medically necessary case management services to foster children who are discharged from a hospital or other residential facility.
With respect to the change in premium rates resulting from the change in covered services, WellCare currently estimates this change will result in an overall increase of approximately 1.2% compared to the rates set forth in the Amended and Restated Kentucky Medicaid Contract for the applicable time periods. The rates apply to all regions and vary by member depending on the member's age, sex and geographic location as well as the Medicaid program in which the member participates.
The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the Amended and Restated Kentucky Medicaid Contract or the Amendment. The above description is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements
This Form 8-K contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, statements regarding WellCare’s estimates regarding the overall effect of the new rates in Kentucky are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the demographic mix of WCKY’s members, changes in the covered benefits WCKY is required to provide members and WellCare’s ability to estimate and manage medical benefits effectively.
Additional information concerning these and other important risks and uncertainties can be found under the captions “Forward-Looking Statements” and “Risk Factors” in WellCare’s Annual Report on Form 10-K for the year ended December 31, 2012, and in WellCare’s Quarterly Report on Form 10-Q for the period ended September 30, 2013 and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Amendment No. 1 to the Amended and Restated Managed Care Contract between the Commonwealth of Kentucky, Finance and Administration Cabinet, on behalf of its Department for Medicaid Services and WellCare Health Insurance Company of Kentucky, Inc. (d/b/a WellCare of Kentucky, Inc.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2014	WELLCARE HEALTH PLANS, INC. /s/ Lisa G. Iglesias
Lisa G. Iglesias
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1
Amendment No. 1 to the Amended and Restated Managed Care Contract between the Commonwealth of Kentucky, Finance and Administration Cabinet, on behalf of its Department for Medicaid Services and WellCare Health Insurance Company of Kentucky, Inc. (d/b/a WellCare of Kentucky, Inc.)